Exhibit 99.2

United Rentals, Inc.

100 First Stamford Place

Suite 700

Stamford, CT 06902

Telephone:  203 622 3131

Fax:  203 622 6080

www.unitedrentals.com

United Rentals to Acquire Neff Corporation

$1.3 billion transaction will expand the company’s presence in key markets with complementary locations, fleet and customer mix

Expected to be immediately accretive with substantial synergies

STAMFORD, Conn. and MIAMI — August 16, 2017 — United Rentals, Inc. (NYSE: URI) (“United Rentals” or “the company”) and Neff Corporation, operating as Neff Rental (“Neff”), today announced that they have entered into a definitive agreement under which United Rentals will acquire Neff for $25 per share in cash, representing a total purchase price of approximately $1.3 billion. The transaction is expected to be immediately accretive to cash EPS and free cash flow.

Neff is one of the 10 largest U.S. equipment rental companies, with a presence in 14 states and a concentration in southern geographies. Based in Miami, Fla., Neff offers earthmoving, material handling, aerial and other equipment rental solutions to its more than 15,500 construction and industrial customers. Approximately 1,200 Neff employees and 69 branches serve end markets in the infrastructure, non-residential, energy, municipal and residential construction sectors.

For the full year 2017, Neff is expected to generate $207 million of adjusted EBITDA at a 49.5% margin on $419 million of total revenue. As of June 30, 2017, Neff had approximately $867 million of fleet based on original equipment cost.

The boards of directors of United Rentals and Neff unanimously approved the agreement. Private investment funds managed by Wayzata Investment Partners LLC, which hold approximately 62.7% of the outstanding common shares of Neff, have executed a written consent to approve the transaction, thereby providing the required stockholder approval. The transaction is expected to close in the fourth quarter of 2017, subject to Hart-Scott-Rodino clearance and customary conditions.

Immediately prior to entering into the definitive merger agreement with United Rentals, Neff terminated its previously announced merger agreement with H&E Equipment Services, Inc. In connection with this termination, United Rentals has paid H&E a termination fee of approximately $13.2 million on behalf of Neff.

The company plans to update its 2017 financial outlook to reflect the combined operations upon completion of the transaction.

Strong Strategic Rationale

•            Neff’s branch footprint and complementary fleet mix will add efficiencies of scale in key market areas, particularly fast-growing southern geographies.

•            Neff’s established presence in the infrastructure sector dovetails with the company’s Project XL vertical growth initiatives, and is expected to lead to attractive revenue synergies through the cross-selling of United Rentals’ broader fleet, including its specialty offerings.

•            The combined operations will benefit from the expansion of earthmoving as a component of United Rentals’ fleet mix, as well as Neff’s best-in-class expertise in managing large earthmoving categories.

•            Neff shares many cultural similarities with United Rentals, including a customer-first business philosophy and a strong focus on safety.

•            As part of the United Rentals family, Neff employees will bring a wealth of experience to the combined organization. They will benefit from industry-leading technology, training, safety programs and other resources, and have greater opportunities for career development within the larger company.

Robust Financial Drivers

•            The company expects to realize significant cost synergies in operational efficiencies and corporate overhead, with a targeted adjusted EBITDA impact of approximately $35 million by the end of year two.

•            The company expects to realize approximately $220 million in net present value of tax benefits included in the $1.3 billion purchase price.

•            Net of synergies, the purchase price represents a multiple of 5.4 times adjusted EBITDA for the year ended December 31, 2017, and an adjusted purchase multiple of 4.5 times, including the net present value of acquired tax benefits.

•            The acquisition is expected to be immediately accretive to cash earnings per share and to free cash flow generation.

•            Return on invested capital is expected to exceed the cost of capital within 18 months of closing, with an attractive IRR and NPV.

•            The company expects to maintain a pro forma leverage ratio of under 3 times, with a strong deleveraging path post-close.

•            The transaction is not conditioned on financing. United Rentals expects to use a combination of cash, existing capacity under its ABL facility, and newly issued debt to fund the transaction and related expenses.

CEO Comments

Michael Kneeland, president and chief executive officer of United Rentals, said, “The acquisition of Neff is a significant opportunity for us to augment long-term returns for our investors, and build value for our customers and employees. We expect this transaction to be accretive to both our financial performance and customer-facing operations, with an important cross-selling component. The strategic rationale passed every litmus test with flying colors.”

Kneeland continued, “With the successful integration of NES largely behind us, we’re prepared to move forward with another smooth transition in our landmark 20th year. We’re excited to realize the opportunities of this combination and leverage the many areas where we’re stronger together. Neff has a customer-focused team with seasoned field operators, a rigorous commitment to safety, and specialized expertise. We look forward to welcoming them as an important part of our future.”

Graham Hood, chief executive officer of Neff, commented, “United Rentals is an industry leader in equipment rentals, and as a result of this transaction, our employees and customers will benefit from the combined company’s expanded geographic footprint and diversified offering. We look forward to working with the United Rentals management team as we bring these companies together and leverage the compatible strengths of both businesses.”

Key Acquisition and Transaction Statistics (financial information in millions)

Purchase Price	$1,317
Present Value of Acquired Tax Assets	$220
Total Revenues (2017E)	$419
Adjusted EBITDA (2017E)	$207
Estimated Annualized Cost Synergies Achieved by End of Year Two	$35
Estimated Annualized Cross-selling Benefits Achieved by End of Year Three	$15
Original Equipment Cost of Fleet	$867
Employees	~1,170
Rental Branches	69
Customers	~15,500

Morgan Stanley & Co. LLC and Centerview Partners acted as financial advisors to United Rentals, and Sullivan & Cromwell LLP acted as the company’s legal advisor. Deutsche Bank acted as financial advisor to Neff Corporation, and Akin Gump Strauss Hauer & Feld LLP acted as Neff’s legal advisor.

Presentation and Conference Call / Webcast

United Rentals will hold a conference call tomorrow, Thursday, August 17, 2017, at 8:30 a.m. Eastern Time. The conference call number is 855-458-4217 (international: 574-990-3605). The conference call will also be available live by audio webcast at unitedrentals.com, where it will be archived for 30 days. The replay number for the call is 404-537-3406, passcode is 72555593.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals believes that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income. A reconciliation between Neff’s expected net income and Adjusted EBITDA, as well as other financial data, is provided in the investor presentation available on the company’s website.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 960 rental locations in 49 states and every Canadian province. The company’s approximately 13,700 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,300 classes of equipment for rent with a total original cost of $10.3 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About Neff Corporation

Neff is a leading regional equipment rental company in the United States, focused on the fast growing Sunbelt States. Based in Miami, FL, the company offers a broad array of equipment rental solutions for its more than 15,000 customers, focusing on key end user markets including infrastructure, non-residential construction, energy and municipal and residential construction. Neff has 69 branches, approximately 1,160 employees and a broad fleet of equipment, including earthmoving, material handling, aerial and other rental equipment to meet specific customer needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including the updated financial outlook set forth above and any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” “2017E” (to denote 2017 expected) and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals and Neff, as well as the possibility that (1) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and Neff, including, without limitation, problems associated with the potential loss of any key employees of Neff; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we fail to discover during the due diligence investigation of Neff which will not be subject to indemnification or reimbursement by Neff, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our businesses may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and Neff. United Rentals and Neff give no assurance that they will achieve their expectations and do not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and Neff described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals and Neff, as applicable, on the date hereof; and United Rentals and Neff assume no obligations to update or revise any such forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed acquisition, Neff intends to prepare an information statement in preliminary and definitive form for its stockholders containing the information with respect to the proposed merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and describing the proposed merger. Neff’s stockholders are urged to carefully read the information statement regarding the proposed merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed acquisition. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website, http://www.sec.gov, or on the Investor Relations section of Neff’s website (www.neffrental.com), or by directing a request to Neff by mail or telephone as set forth above. Investors are also urged to read the current report on Form 8-K to be filed by Neff regarding the proposed merger, which will also contain important information.

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Contact Information

United Rentals, Inc.	Neff Corporation

Ted Grace	Mark Irion, Chief Financial Officer
(203) 618-7122
Cell: (203) 399-8951	OR
tgrace@ur.com
Brian Coolidge, Director of Financial Reporting
(305) 513-3350
InvestorRelations@neffcorp.com